                                                                   EXHIBIT 10.21

                                [*#*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED
                                  IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN
                                OMITTED AND FILED SEPARATELY WITH THE SECURITIES
                                    AND EXCHANGE COMMISSION PURSUANT TO RULE 406
                                      OF THE SECURITIES ACT OF 1933, AS AMENDED.

                     PATENT AND TECHNOLOGY LICENSE AGREEMENT
                       BETWEEN UNIVERSITY OF TEXAS SYSTEM
                                       AND
                                   MYOGEN INC.

THIS AGREEMENT is made by and between the BOARD OF REGENTS (BOARD) of THE UNIVERSITY OF TEXAS SYSTEM (SYSTEM), an agency of the State of Texas, whose address is 201 West Seventh Street, Austin, Texas 78701, and MYOGEN, INC. (LICENSEE), a Delaware corporation having a principal place of business located at 7577 W. 103rd Avenue, Suite 212, Westminster, CO 80021-5426.

                                    RECITALS

         A. BOARD owns certain PATENT RIGHTS and TECHNOLOGY RIGHTS related to LICENSED SUBJECT MATTER, hereto attached as Exhibit A, which were developed at The University of Texas Southwestern Medical Center at Dallas (UT SOUTHWESTERN), located at 5323 Harry Hines Boulevard, Dallas, Texas 75235, a component institution of SYSTEM;

         B. BOARD desires to have the LICENSED SUBJECT MATTER developed and used on the terms and conditions provided for herein for the benefit of LICENSEE, the INVENTOR, BOARD, UT SOUTHWESTERN and the public as outlined in BOARD'S Intellectual Property Policy;

         C. LICENSEE wishes to obtain a license from BOARD to practice LICENSED SUBJECT MATTER;

         D. LICENSEE intends to sponsor research relating to LICENSED SUBJECT MATTER at UT SOUTHWESTERN to further develop LICENSED SUBJECT MATTER and to identify related technologies and will execute a SPONSORED RESEARCH AGREEMENT in the form attached hereto as Exhibit B concurrently with the execution of this AGREEMENT;


         NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the parties hereto agree as follows:

                                1. EFFECTIVE DATE

         This AGREEMENT is effective December 1, 1999 (EFFECTIVE DATE).

                                 2. DEFINITIONS

         As used in this AGREEMENT, the following terms shall have the meanings indicated:

         2.1 AFFILIATE means (i) any corporation or other entity owning directly, or indirectly controlling, at least 50% of the stock normally entitled to vote for election of directors of LICENSEE, (ii) any corporation owned or directly controlled by LICENSEE through ownership of at least 50% of the stock normally entitled to vote for election of directors, or any other entity actually controlled by LICENSEE, or
(iii) any corporate or other entity under common control with LICENSEE; provided, however, that in the circumstance where the country of incorporation of such owned or controlled corporation requires the maximum ownership by a foreign entity be less than 50%, the percentage of ownership required to make such an entity an affiliate, will be equal to the maximum percentage of ownership permitted by such country.

         2.2 IDENTIFIED PRODUCT means any product, or derivative thereof, SOLD, used, manufactured or distributed by LICENSEE, which product or derivative is not covered by PATENT RIGHTS but either (a) elicits a positive response in technologies covered by PATENT RIGHTS, or (b) which product or derivative was identified, selected, or found to be useful, in whole or in part, through the use of one or more technologies (including, but not limited to assays, methods, and/or reagents) covered by PATENT RIGHTS. For greater certainty, the parties acknowledge and agree that IDENTIFIED PRODUCTS are not LICENSED PRODUCTS.

         2.3 INVENTOR means [*#*].

         2.4 LICENSED FIELD means (i) the discovery, development, manufacture, use, SALE, offer for SALE, and import of pharmaceutical, biologic, gene therapy and/or health care products for the treatment, prevention and/or diagnosis of cardiac hypertrophy and heart failure; (ii) the development, manufacture and use of assays for the identification of pharmaceutical and/or biologic agents for the treatment, prevention, and/or diagnosis of cardiac hypertrophy and heart failure; and (iii) the development, manufacture and use of assays useful in the diagnosis of, prognosis of, or determination of predisposition to, cardiac hypertrophy and heart failure.

         2.5 LICENSED PRODUCT means any compound, assay, method, reagent, technology, or product comprising LICENSED SUBJECT MATTER pursuant to this AGREEMENT.

         2.6 LICENSED SUBJECT MATTER means inventions and discoveries claimed in PATENT RIGHTS or covered by TECHNOLOGY RIGHTS within LICENSED FIELD.

         2.7 LICENSED TERRITORY means the world.

         2.8 NET SALES means [*#*].

         2.9 NON-SUBLICENSEE CORPORATE PARTNER means any third party with which LICENSEE has entered into an agreement either to determine the feasibility of developing and commercializing LICENSED PRODUCTS or IDENTIFIED PRODUCTS with such third party, or to develop and/or commercialize LICENSED PRODUCTS or IDENTIFIED PRODUCTS with such third party, and where such third party is not a sublicensee under the terms of this agreement. A NON-SUBLICENSEE CORPORATE PARTNER shall not include any third party for which LICENSEE is performing assays or other screening services on a fee-for-service basis where such services are provided outside the context of a possible or existing


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collaborative relationship between LICENSEE and such third party to develop and commercialize LICENSED PRODUCTS or IDENTIFIED PRODUCTS.

         2.10 NON-SUBLICENSEE CORPORATE PARTNERSHIP REVENUES means [*#*].

         2.11 PATENT RIGHTS means BOARD'S rights in information or discoveries covered by a VALID CLAIM as defined in Section 2.16 in patents and/or patent applications, whether domestic or foreign, and all divisions, continuations, continuations-in-part, reissues, reexaminations or extensions thereof, and any letters patent that issue thereon: (i) set forth in Exhibit A; or (ii) discovered, conceived and/or reduced to practice during or as a result of the SPONSORED RESEARCH AGREEMENT.

         2.12 SELL, SALE or SOLD means [*#*].

         2.13 SPONSORED RESEARCH means research conducted by or under the direct supervision of INVENTOR pursuant to the SPONSORED RESEARCH AGREEMENT between BOARD and LICENSEE dated December 1, 1999, and attached hereto as Exhibit B.

         2.14 SUBLICENSE REVENUES means [*#*].

         2.15 TECHNOLOGY RIGHTS means BOARD'S rights in technical information, know-how, processes, procedures, compositions, devices, methods, formulas, protocols, techniques, software, designs, drawings or data created by INVENTOR at UT SOUTHWESTERN before or during the term of the SPONSORED RESEARCH AGREEMENT relating to LICENSED SUBJECT MATTER which are not covered by PATENT RIGHTS but which are necessary or useful for practicing the invention covered by PATENT RIGHTS and are not obligated to any other third party.

         2.16 VALID CLAIM means a claim or claims of (i) an issued, unexpired patent, whether domestic or foreign, so long as any such claim shall not have been held invalid or unenforceable in an unappealed or an unappealable decision, in a court of competent jurisdiction, or (ii) a pending patent application, whether domestic or foreign, so long as any such claim shall not have been pending for more than 5 years.

                          3. WARRANTY; SUPERIOR-RIGHTS

         3.1 Except for the rights, if any, of the Government of the United States, as set forth below, BOARD represents and warrants to the best of its knowledge that it is the owner of the entire right, title, and interest in and to LICENSED SUBJECT MATTER, and that it has the sole right to grant licenses thereunder, and it has not knowingly granted licenses thereunder to any other entity that would restrict rights granted to LICENSEE except as stated herein.

         3.2 LICENSEE understands that the LICENSED SUBJECT MATTER may have been developed under a funding agreement with the Government of the United States of America and, if so, that the Government may have certain rights relative thereto. This AGREEMENT is explicitly made subject to the Government's rights under any agreement and any applicable law.


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or regulation. If there is a conflict between any agreement, applicable law or regulation and this AGREEMENT, the terms of the Government agreement, applicable law or regulation shall prevail.

         3.3 LICENSEE understands and acknowledges that BOARD, by this AGREEMENT, makes no representation as to the operability or fitness for any use, safety, efficacy, ability to obtain regulatory approval, patentability, and/or breadth of the LICENSED SUBJECT MATTER. BOARD, by this AGREEMENT, also makes no representation as to whether there are any patents now held, or which will be held, by others or by BOARD in the LICENSED FIELD, nor does BOARD make any representation that the inventions contained in PATENT RIGHTS do not infringe any other patents now held or that will be held by others or by BOARD.

         3.4 LICENSEE, by execution hereof, acknowledges, covenants and agrees that it has not been induced in anyway by BOARD, SYSTEM, UT SOUTHWESTERN or its employees to enter into this AGREEMENT, and further warrants and represents that
(i) it has had sufficient opportunity to perform due diligence with respect to all items and issues pertaining to this Article III and all other matters pertaining to this AGREEMENT; and (ii) LICENSEE believes it has adequate knowledge and expertise, or has utilized knowledgeable and expert consultants, to adequately conduct the due diligence.

                                   4. LICENSE

         4.1 BOARD hereby grants to LICENSEE a royalty-bearing, exclusive license under LICENSED SUBJECT MATTER to discover, research, develop, make, have made, use, offer for SALE, SELL and import LICENSED PRODUCTS and IDENTIFIED PRODUCTS within LICENSED TERRITORY for use within LICENSED FIELD. This grant shall be subject to the payment by LICENSEE to BOARD of all consideration as provided in this AGREEMENT, and shall be further subject to rights retained by BOARD to:

                  (a) Publish the general scientific findings from research related to LICENSED SUBJECT MATTER and LICENSED PRODUCTS subject to the confidentiality terms of Article XIV, provided, however, INVENTOR subject to the SPONSORED RESEARCH AGREEMENT, shall disclose pending publications to LICENSEE in accordance with Section 6.1 of the SPONSORED RESEARCH AGREEMENT; and

                  (b) Use LICENSED SUBJECT MATTER or IDENTIFIED PRODUCTS solely for research, teaching and other educationally-related, non-commercial purposes only. Any transfer of LICENSED SUBJECT MATTER pursuant to this
         Section 4.1(b) shall be governed by a material transfer agreement substantially in the form attached hereto as Exhibit C.

         4.2 [*#*]

         4.3 LICENSEE may grant sublicenses consistent with this AGREEMENT to its AFFILIATES and to third parties if LICENSEE is responsible for the activities of its sublicensees relevant to LICENSED PRODUCTS or IDENTIFIED PRODUCTS as if the activities were carried out by LICENSEE, [*#*]. LICENSEE must deliver to BOARD a true


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and correct copy of each sublicense granted by LICENSEE, and any modification or termination thereof, within 30 days after execution, modification, or termination. When this AGREEMENT is terminated, all existing sublicenses granted by LICENSEE must either terminate or be assigned to BOARD.

         4.4 LICENSEE may enter into written agreements with NON-SUBLICENSEE CORPORATE PARTNERS consistent with this AGREEMENT if LICENSEE is responsible for the activities of such NON-SUBLICENSEE CORPORATE PARTNERS relevant to LICENSED PRODUCTS or IDENTIFIED PRODUCTS as if the activities were carried out by LICENSEE, [*#*]. LICENSEE agrees to provide to such NON-SUBLICENSEE CORPORATE PARTNERS a copy of this AGREEMENT pursuant to a confidentiality agreement restricting use and disclosure of the terms hereof. Any agreements between LICENSEE and a NON-SUBLICENSEE CORPORATE PARTNER shall include (i) the acknowledgement by the NON-SUBLICENSEE CORPORATE PARTNER of the payment obligations to BOARD as set forth in Article V of this AGREEMENT, (ii) [*#*] and
(iii) a representation by the NON-SUBLICENSEE CORPORATE PARTNER that it has received a copy of this AGREEMENT and understands that the payment obligations provided in Article V hereof apply to any LICENSED PRODUCTS and IDENTIFIED PRODUCTS that may be developed or commercialized pursuant to such agreement. LICENSEE must deliver to BOARD a true and correct copy of each NON-SUBLICENSEE CORPORATE PARTNERSHIP agreement granted by LICENSEE, and any modification or termination thereof, within 30 days after execution, modification, or termination thereof (which copy may only be redacted to delete information not relevant to determining whether LICENSEE and/or a NON-SUBLICENSEE CORPORATE PARTNER have complied with their obligations to BOARD hereunder). [*#*]

         4.5 For [*#*] commencing with the EFFECTIVE DATE, BOARD grants LICENSEE an exclusive option to negotiate [*#*] license for inventions, discoveries and intellectual properties related to LICENSED SUBJECT MATTER that were developed by INVENTOR (i) which result from research conducted under funding sources other than the SPONSORED RESEARCH AGREEMENT and (ii) which are not otherwise obligated to any other third party. Such exclusive right to negotiate such licenses will extend for a 60 day period commencing with receipt by LICENSEE of a written description of the invention, such description to be provided by UT SOUTHWESTERN. If LICENSEE and UT SOUTHWESTERN fail to execute [*#*] license agreement for such invention during this 60 day period, LICENSEE will for an additional [*#*] option period retain the right to obtain [*#*] license for such invention [*#*]. Upon UT SOUTHWESTERN'S written notification to LICENSEE of any such new proposal, LICENSEE shall have 10 days to notify UT SOUTHWESTERN of its election.

                             5. PAYMENTS AND REPORTS

         5.1 In consideration of rights granted by BOARD to LICENSEE under this AGREEMENT, LICENSEE agrees to pay the following:

                  (a) An initial license fee of [*#*] due and payable within 30 days of the EFFECTIVE DATE.


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                  (b) An annual license fee of [*#*] due and payable within 30 days of each anniversary of the EFFECTIVE DATE beginning on the later of (i) [*#*];

                  (c) Milestone payments according to the schedule shown below are due within 30 days of the initiation of each milestone event in the development of any LICENSED PRODUCT or IDENTIFIED PRODUCT, [*#*]. Once a milestone payment has been made for a particular milestone event shown below, no further payments shall be due upon any subsequent occurrence of such milestone event. The amounts of the milestone payments are as follows:

                      Initiation of Phase One clinical trials         [*#*]
                      Initiation of Phase Two clinical trials         [*#*]
                      Initiation of Phase Three clinical trials       [*#*]
                      Filing of an NDA for a LICENSED PRODUCT
                      or IDENTIFIED PRODUCT                           [*#*]

         For the purpose of this Section 5.1(b), "Initiation" shall mean receipt by the first patient of the first dose of a LICENSED PRODUCT or IDENTIFIED PRODUCT.

                  (d) A running earned royalty equal to [*#*] of NET SALES of any and all LICENSED PRODUCTS covered by PATENT RIGHTS, and/or IDENTIFIED PRODUCTS;

                  (e) In the event that any LICENSED PRODUCT or IDENTIFIED PRODUCT is covered by PATENT RIGHTS which are determined to have been co-invented by [*#*] and INVENTOR, and such co-invention occurred as a direct result of sponsored research funding provided by LICENSEE to both UNTHSC and UTSW, then (i) the milestone payments due UNTHSC for that certain LICENSED PRODUCT or IDENTIFIED PRODUCT, will be creditable against milestone payments due BOARD as set forth in (c) above, [*#*] and (ii) the royalty payments due UNTHSC for that certain LICENSED PRODUCT or IDENTIFIED PRODUCT, will be creditable against royalty payments due BOARD as set forth in (d) above, [*#*]

                  (f) [*#*] of any and all revenues from either SUBLICENSE REVENUES or NON-SUBLICENSEE CORPORATE PARTNERSHIP REVENUES, whichever applies;

                  (g) [*#*]

         5.2 Commencing upon the first to occur of (a) LICENSEE'S receipt of SUBLICENSE REVENUES, (b) LICENSEE'S receipt of NON-SUBLICENSEE CORPORATE PARTNERSHIP REVENUES, or (c) first SALE of a LICENSED PRODUCT or IDENTIFIED PRODUCT and continuing for the remainder of the term of this AGREEMENT and for 1 year thereafter, LICENSEE shall keep complete and accurate records of its NON-SUBLICENSEE CORPORATE PARTNERS', and its sublicensees' SALES and NET SALES of LICENSED PRODUCTS and IDENTIFIED PRODUCTS under the license hereunder and of SUBLICENSE REVENUES and NON-SUBLICENSEE CORPORATE PARTNERSHIP REVENUES in sufficient detail to enable the royalties payable hereunder to be determined. LICENSEE shall


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permit an independent certified public accountant selected by BOARD and reasonably acceptable to LICENSEE, to examine such records solely for the purpose of and solely to the extent necessary to verify any report required under this AGREEMENT, provided that no more than one examination may be conducted during any calendar year, any such examination may occur only during LICENSEE'S regular business hours, and any such examination will occur only after at least 10 business days prior written notice. [*#*]

         5.3 Within 30 days after March 31, June 30, September 30, and December 31 of each year, following the first to occur of (a) LICENSEE'S receipt of SUBLICENSE REVENUES, (b) LICENSEE'S receipt of NON-SUBLICENSEE CORPORATE PARTNERSHIP REVENUES, or (c) first SALE of a LICENSED PRODUCT or IDENTIFIED PRODUCT, LICENSEE shall deliver to BOARD a true and accurate report of SUBLICENSE REVENUES and NON-SUBLICENSEE CORPORATE PARTNERSHIP REVENUES received and of the NET SALES of LICENSED PRODUCTS or IDENTIFIED PRODUCTS, (if any) during the preceding 3 calendar months under this AGREEMENT. [*#*] Simultaneously with the delivery of each such report, LICENSEE shall pay to BOARD the amount, if any, due for the period covered by such report. If no payments are due, it shall be so reported.

         5.4 Once per calendar year on the anniversary of the EFFECTIVE DATE of this AGREEMENT, LICENSEE shall deliver to BOARD a written report as to LICENSEE'S efforts and accomplishments during the preceding year in commercializing LICENSED SUBJECT MATTER and/or IDENTIFIED PRODUCTS in various parts of the LICENSED TERRITORY and its commercialization plans for the upcoming year.

         5.5 [*#*] Checks shall be made payable to UT SOUTHWESTERN and delivered via prepaid, first class, certified mail to:

                   The University of Texas Southwestern Medical Center at Dallas Office for Technology Development
                   5323 Harry Hines Boulevard
                   Dallas, Texas 75235-9094
                   Attention:  Director for Technology Development

         5.6 Each party shall designate a contact person who shall endeavor to keep his or her counterpart contact person fully informed of all information of interest to the other or necessary to the other to carry out the obligations of this AGREEMENT. It is the intent of the parties that the contact persons keep in close communication to facilitate performance of this AGREEMENT.

                  (a) The contact persons shall utilize whatever forms of communication are most appropriate and convenient, including without limitation, telephone, facsimile, regular mail and overnight courier.

                  (b) The obligations of the contact persons hereunder are in addition to, and not in lieu of, the requirements otherwise set forth herein for notice, and shall not substitute for such notice.


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                  (c) The initial contact person for LICENSEE shall be J.
         William Freytag, CEO and President, Myogen Inc., 7577 W. 103d Avenue, Suite 212, Westminster, Colorado 80021-5426, (303) 410-6666. The
         contact person for BOARD shall be Ray Wheatley, Director, Office for Technology Development, 5323 Harry Hines Boulevard, Dallas, Texas 75235-9094, (214) 648-1888.

         5.7 [*#*]

                           6. STOCK; EQUITY OWNERSHIP

         6.1 In consideration of the rights granted to LICENSEE by BOARD in this AGREEMENT, LICENSEE agrees to issue to BOARD 482,163 fully paid, non-assessable shares of its Series B preferred stock as set forth in the Stock Purchase Agreement attached hereto as Exhibit D (the "Stock Purchase Agreement"). BOARD and UT SOUTHWESTERN will notify LICENSEE within 30 days after receipt of BOARD'S approval of this AGREEMENT and will issue written instructions to LICENSEE detailing the procedure and guidelines for distributing stock to BOARD and INVENTOR, as set forth in the Board of Regent's Rules and Regulations regarding intellectual property. These shares of preferred stock will be distributed by LICENSEE within 30 days after receiving such instructions.

         6.2 In addition, LICENSEE hereby grants BOARD a warrant for the purchase of 175,000 shares of its common stock as set forth in the Warrant attached to the Stock Purchase Agreement as Exhibit E.

         6.3 The BOARD may have one representative attend meetings of the LICENSEE'S Board of Directors in a non-voting capacity and at his or her own expense; provided that such representative signs an agreement in the form provided by LICENSEE not to disclose the matters discussed at such meetings, and that LICENSEE shall have the right to exclude such representative as LICENSEE and its counsel reasonably deems necessary to protect LICENSEE'S attorney-client privilege or LICENSEE'S interests.

                              7. SPONSORED RESEARCH

         LICENSEE and BOARD have entered into, concurrently with this AGREEMENT, a SPONSORED RESEARCH AGREEMENT attached hereto as Exhibit B.

                             8. TERM AND TERMINATION

         8.1 This AGREEMENT shall commence upon the EFFECTIVE DATE and continue in effect, on a country by country and product by product basis for;

                  (a) LICENSED PRODUCTS until the later of (i) the expiration of the last to expire of the PATENT RIGHTS covering such product in such country, or (ii) [*#*] for

                  (b) IDENTIFIED PRODUCTS [*#*]. The parties expressly agree that the term of payment for LICENSED PRODUCTS or IDENTIFIED PRODUCTS is not an extension of PATENT RIGHTS beyond their term, but rather the parties' desire to compensate BOARD from revenues LICENSEE may have in the future derived


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         indirectly from PATENT RIGHTS licensed hereunder and for convenience of accounting.

         8.2 This AGREEMENT will earlier terminate:

                  (a) automatically if any payment or report obligation of LICENSEE under Article V of this AGREEMENT is received by UT SOUTHWESTERN more than 60 days after LICENSEE receives written notice that such payment(s) are in arrears, unless, before the end of the 60 day period, LICENSEE has cured the breach or default and so notifies BOARD, stating the manner of the cure; or

                  (b) under the provisions of sections 8.3 and 8.4, if invoked by written notice specifically to stipulated PATENT RIGHTS and/or TECHNOLOGY RIGHTS; or

                  (c) automatically if LICENSEE becomes bankrupt or insolvent and/or if the business of LICENSEE is placed in the hands of a receiver, assignee, or trustee, whether by voluntary act of LICENSEE or otherwise; or

                  (d) upon 90 days written notice if LICENSEE materially breaches or defaults on any other obligation under this AGREEMENT, unless, before the end of the 90 day period, LICENSEE has cured the breach or default and so notifies BOARD, stating the manner of the cure; or

                  (e) at any time upon the mutual written agreement of LICENSEE, UT SOUTHWESTERN and BOARD, and subject to any terms herein which survive termination.

         8.3 Any time after the later of [*#*] BOARD and UT SOUTHWESTERN have the right to terminate the exclusivity of this license in the LICENSED TERRITORY if LICENSEE, within 60 days after receiving written notice from UT SOUTHWESTERN of intended termination of exclusivity, fails to provide written evidence that LICENSEE, or at least one of its AFFILIATES, NON-SUBLICENSEE CORPORATE PARTNERS, or sublicensees has commercialized or is actively attempting to commercialize a LICENSED PRODUCT or IDENTIFIED PRODUCT.

         8.4 Any time after the later of [*#*] BOARD and UT SOUTHWESTERN have the right to terminate this license in the LICENSED TERRITORY if LICENSEE, within 60 days after receiving written notice from UT SOUTHWESTERN of intended termination, fails to provide written evidence that LICENSEE or at least one of its AFFILIATES, NON-SUBLICENSEE CORPORATE PARTNERS, or sublicensees has commercialized or is actively attempting to commercialize a LICENSED PRODUCT or IDENTIFIED PRODUCT.

         8.5 If the SPONSORED RESEARCH AGREEMENT is terminated prior to its expiration date by LICENSEE for any reason other than material breach by BOARD and/or INVENTOR, BOARD may terminate this AGREEMENT unless LICENSEE [*#*].


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         8.6 Written evidence provided by LICENSEE that [*#*] shall be deemed satisfactory evidence for purposes of this Article VIII.

         8.7 If this AGREEMENT is terminated for any cause:

                  (a) nothing herein will be construed to release either party of any obligation matured prior to the effective date of the termination; and

                  (b) after the effective date of the termination, LICENSEE, its AFFILIATES, NON-SUBLICENSEE CORPORATE PARTNERS, and/or any sublicensee may SELL all LICENSED PRODUCTS and/or IDENTIFIED PRODUCTS on hand at the date of termination, [*#*]; and

                  (c) LICENSEE will be bound by the provisions of Articles XII, XIII, and XIV of this AGREEMENT.

                        9. INFRINGEMENT BY THIRD PARTIES

         9.1 LICENSEE and BOARD shall each provide the others prompt written notification of alleged infringement by any third party of the PATENT RIGHTS.

         9.2 LICENSEE, [*#*] must enforce any patent exclusively licensed hereunder against infringement by third parties and it is entitled to retain recovery from such enforcement. [*#*] If LICENSEE does not file suit against a substantial infringer of a patent within [*#*] of written notice thereof, then BOARD may enforce any patent licensed hereunder on behalf of itself and LICENSEE, [*#*].

         9.3 In any infringement suit or dispute, the parties agree to cooperate fully with each other. At the request and expense of the party bringing suit, the other party will permit access to all relevant personnel, records, papers, information, samples, specimens, etc., during regular business hours.

                                 10. ASSIGNMENT

         Except in connection with the sale of substantially all of LICENSEE'S assets to a third party as it relates to this AGREEMENT, this AGREEMENT may not be assigned by LICENSEE without the prior written consent of BOARD, which will not be unreasonably withheld. A written decision regarding LICENSEE'S request for BOARD'S consent to such assignment will be provided to LICENSEE within 5 days of receipt by BOARD of written notice from LICENSEE of the proposed assignment.

                               11. PATENT MARKING

         LICENSEE agrees to mark permanently and legibly all products and documentation manufactured or sold by it under this AGREEMENT with such patent notice as may be permitted or required under Title 35, United States Code.


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                               12. INDEMNIFICATION

         LICENSEE agrees to hold harmless and indemnify BOARD, INVENTOR, SYSTEM, UT SOUTHWESTERN, its Regents, officers, employees and agents from and against any claims, demands, or causes of action whatsoever, including without limitation those arising on account of any injury or death of persons or damage to property caused by, or arising out of, or resulting from, the exercise or practice of the license granted hereunder by LICENSEE, its AFFILIATES or their officers, employees, agents or representatives.

                                 13. USE OF NAME

         LICENSEE shall not use the name of UT SOUTHWESTERN, SYSTEM, BOARD or their Regents, employees or agents without express prior written consent except as required by governmental law, rule or regulation.

                          14. CONFIDENTIAL INFORMATION

         14.1 BOARD and LICENSEE each agree, for the term of this AGREEMENT and 3 years thereafter, that the terms and conditions contained in this AGREEMENT and all other information contained in documents marked "confidential" and forwarded to one by the other (i) are to be received in strict confidence, (ii) are to be used only for the purposes of this AGREEMENT, and (iii) are not to be disclosed by the recipient party, its agents or employees without the prior written consent of the other party, except to the extent that the recipient party can establish competent written proof that such information ("Confidential Information"):

                  (a) was in the public domain at the time of disclosure;

                  (b) later became part of the public domain through no act or omission of the recipient party, it's employees, agents, successors or assigns;

                  (c) was lawfully disclosed to the recipient party by a third party having the right to disclose it;

                  (d) was already known by the recipient party at the time of disclosure;

                  (e) was independently developed by the recipient; or

                  (f) is required by law or regulation to be disclosed.

         14.2 Each party may disclose the other's Confidential Information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or conducting pre-clinical or clinical trials, provided that if a party is required by law or regulation to make any such disclosure of the other party's Confidential Information it will, except where impracticable for necessary disclosures, for example in the event of medical emergency, give reasonable advance written notice to the other party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use reasonably diligent efforts to secure confidential treatment of such Confidential Information required to be disclosed. Additionally,

                                          [*#*] CONFIDENTIAL TREATMENT REQUESTED

LICENSEE may disclose the terms and conditions of this AGREEMENT to its potential or current investors or NON-SUBLICENSEE CORPORATE PARTNERS, or to any other entity that may potentially acquire rights or licenses from LICENSEE provided such party agrees to the confidentiality provisions in this Article XIV.

         14.3 Each party's obligation of confidence hereunder shall be fulfilled by using at least the same degree of care with the other party's confidential information as it uses to protect its own confidential information. This obligation shall exist while this AGREEMENT is in force and for a period of 3 years thereafter.

                           15. PATENTS AND INVENTIONS

         15.1 BOARD retains the right to select the patent attorney, patent agent and/or law firm responsible for the filing, prosecution and maintenance of any patents related to this AGREEMENT invented whole or in part by INVENTOR at UT SOUTHWESTERN, such attorney and/or law firm to be reasonably acceptable to LICENSEE.

         15.2 [*#*]

         15.3 After the EFFECTIVE DATE, [*#*] as follows:

                  (a) LICENSEE will [*#*] performing the services of filing, prosecuting, enforcing and maintaining PATENT RIGHTS licensed exclusively hereunder in the United States or any foreign countries. UT SOUTHWESTERN will be provided with copies of all patent-related communications, including, but not limited to, office actions, responses, and invoices, [*#*] or

                  (b) Upon LICENSEE'S written request, UT SOUTHWESTERN will prepare and file foreign and domestic patent applications covering LICENSED SUBJECT MATTER in the United States and foreign countries, [*#*]. UT SOUTHWESTERN shall provide LICENSEE with a copy of any and all patent applications filed [*#*] as well as, copies of any documents received or filed during prosecution thereof

         15.4 LICENSEE must notify UT SOUTHWESTERN of LICENSEE'S decision to file foreign patent applications at least 45 days prior to the foreign patent filing deadline. The notice concerning foreign filing shall be in writing and must identify the countries where patent applications are to be filed. [*#*]

         15.5 In order to obtain the most complete coverage possible for LICENSEE'S activities under this AGREEMENT, the parties each shall have the right to review and comment upon the wording of the specifications, claims and responses to Office Actions prior to their submission to the U.S. Patent and Trademark Office for any and all patent applications [*#*].

                                   16. GENERAL

         16.1 This AGREEMENT and the SPONSORED RESEARCH AGREEMENT (Exhibit B) constitute the entire and only agreements between the parties with regard to LICENSED SUBJECT MATTER and all other prior negotiations, representations, agreements, and


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


understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties.

         16.2 Any notice required by this AGREEMENT shall be given by facsimile transmission confirmed by personal delivery (including delivery by reputable messenger services such as Federal Express) or by prepaid, first class, certified mail, return receipt requested, addressed in the case of BOARD to:

                                   BOARD OF REGENTS
                                   The University of Texas System
                                   201 West Seventh Street
                                   Austin, Texas 78701
                                   ATTENTION: Office of General Counsel
                                   Phone: (512)499-4462
                                   Fax: (512)499-4523

with copies to:                    UT SOUTHWESTERN
                                   Peter H. Fitzgerald, Ph.D.
                                   Executive Vice President for Business Affairs
                                   5323 Harry Hines Boulevard
                                   Dallas, Texas 75235-9013
                                   Phone: (214)648-3572
                                   Fax: (214)648-3944

and                                UT SOUTHWESTERN
                                   Ray Wheatley
                                   Director for Office of Technology Development 5323 Harry Hines Boulevard
                                   Dallas, Texas 75235-9094
                                   Phone: (214)648-1888
                                   Fax: (214)648-1889

or in the case of LICENSEE to:

                                   J. William Freytag
                                   Myogen, Inc.
                                   7577 W. 103d Avenue
                                   Suite 212
                                   Westminster, CO 80021-5426
                                   Phone: (303) 410-6666
                                   Fax: (303) 410-6667

or such other address as may be given from time to time under the terms of this notice provision.

         16.3 Each party shall comply with all applicable federal, state and local laws, regulations, and ordinances in connection with its activities pursuant to this AGREEMENT.


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         16.4 This AGREEMENT shall be construed and enforced in accordance with the laws of the United States of America and of the State of Texas.

         16.5 Failure of either party to enforce a right under this AGREEMENT shall not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

         16.6 Headings included herein are for convenience only and shall not be used to construe this AGREEMENT.

         16.7 If any part of this AGREEMENT is for any reason found to be unenforceable, all other parts nevertheless remain enforceable.

         16.8 This AGREEMENT may be executed in counterparts, including by facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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


         IN WITNESS WHEREOF, parties hereto have caused their duly authorized representatives to execute this AGREEMENT.

UNIVERSITY OF TEXAS SYSTEM                            MYOGEN INC.



By       /s/ P H Fitzgerald                  By    /s/ J. William Freytag
  ---------------------------------------      ---------------------------------
       Peter H. Fitzgerald, Ph.D.                   J. William Freytag
       Executive Vice President for                 CEO and President
       Business Affairs

       Date:  DEC 22 1999                    Date:    12-1-99
            -----------------------------         ------------------------------


APPROVED AS TO FORM:
UT SYSTEM



By       /s/ Georgia Harper
  ---------------------------------------
       Georgia Harper
       Office of General Counsel
                                             Reviewed and approved
                                               /s/ B. Maxway
                                             -----------------------------------
Date:    12/13/99                            Date:  13 Dec 99
     ------------------------------------         --------------------------


APPROVED AS TO CONTENT:


By       /s/ Dennis K. Stone MD
  ---------------------------------------
       Dennis K. Stone, M.D.
       Vice President for
       Technology Development

Date:    8 December 1999
     ------------------------------------


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


                                    EXHIBIT A

                         PATENTS AND PATENT APPLICATIONS






[*#*]


                                          [*#*] CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT B

                          SPONSORED RESEARCH AGREEMENT






                                          [*#*] CONFIDENTIAL TREATMENT REQUESTED

                          SPONSORED RESEARCH AGREEMENT



         This Sponsored Research Agreement (the "Agreement") is made between The University of Texas Southwestern Medical Center at Dallas ("University"), a component institution of The University of Texas System ("System") which is governed by the University of Texas System Board of Regents ("Board") and Myogen, Inc., a Delaware corporation with its principal place of business at 7577 W. 103rd Ave., Suite 212, Westminister, CO 80021-5426 ("Sponsor").

                                    RECITALS

         A. Sponsor and Board will enter into a license agreement concurrently dated Dec. 1, 1999 (the "License Agreement"), pursuant to which the Board grants Sponsor certain license's under inventions, discoveries and related intellectual property rights; and

         B. Sponsor desires that University perform certain research hereinafter described and is willing to advance funds to sponsor such research; and

         C. Sponsor desires to obtain certain rights to inventions, discoveries and intellectual property developed during the course of such research with a view to profitable commercialization of such intellectual property for the Sponsor's benefit; and

         D. University is willing to perform such research and to grant certain rights to such intellectual property pursuant to this Agreement and the License Agreement.

                                1. EFFECTIVE DATE

         This Agreement shall be effective as of December 1, 1999 (the "Effective Date").

                               2. RESEARCH PROGRAM

         2.1 University will conduct the research program summarized in general terms in Attachment A (the "Research Program"), to be amended and expanded from time to time by the mutual written agreement of the Principal Investigator and a representative or representatives of Sponsor designated for such purpose, and will furnish the facilities necessary to carry out the Research Program. The Research Program will be under the direction of [*#*] or his successor as mutually agreed to by the parties (the "Principal Investigator") and will be conducted by the Principal Investigator at the University. If University cannot propose a successor to [*#*] who is reasonably acceptable to Sponsor, Sponsor shall have the right to terminate the Agreement pursuant to Section 11.2.

         2.2 The Research Program shall be performed during the period from the Effective Date through and including the date which is three (3) years after the Effective Date hereof ("Term").


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         2.3 Sponsor understands that University's mission is advancement of knowledge, education, and patient care and, consequently, the Research Program will be designed to carry out that mission. The manner of performance of the Research Program shall be determined solely by the Principal Investigator using good faith, diligent efforts, in consultation with Sponsor. University does not guarantee specific results.

         2.4 [*#*]

         2.5 University does not guarantee that any intellectual property rights will result from the Research Program, that the scope of any intellectual property rights obtained will cover Sponsor's commercial interest, or that any such intellectual property rights will be free of dominance by others independent of the Research Program.

                                 3. COMPENSATION

         3.1 As consideration for the performance by University of its obligations under this Agreement, Sponsor will pay the University the amount of [*#*]. Sponsor shall make equal quarterly advance payments [*#*] each beginning [*#*] and continuing through the Term of the Agreement. [*#*].

         3.2 [*#*]

         3.3 [*#*]

                           4. CONSULTATION AND REPORTS

         4.1 Sponsor's designated representative for consultation and communications with the Principal Investigator shall be Sponsor's Vice President of Research and Development or such other person as Sponsor may from time to time designate in writing to University and the Principal Investigator ("Designated Representative").

         4.2 During the Term of the Agreement, Sponsor's representatives may consult informally with University's representatives regarding the project, both personally and by telephone. Access to work carried on in University laboratories in the course of these investigations shall be entirely under the control of University personnel but shall be made available to Sponsor's representatives on a reasonable basis.

         4.3 The Principal Investigator will make up to two (2) oral reports each year as requested by Sponsor's Designated Representative. In addition, at the conclusion of each calendar quarter and each year, the Principal Investigator shall submit to Sponsor a written report summarizing the work. The Principal Investigator shall also submit a comprehensive final report within one hundred twenty (120) days of termination of the Agreement which shall contain, but which need not be limited to, the following information:

                  a. [*#*]

                  b. [*#*]


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                                  5. PUBLICITY

         Subject to Article 6 below, neither party shall make reference to the other in a press release or any other written statement in connection with work performed under this Agreement, if it is intended for use in the public media, except as required by The Texas Public Information Act or other law or regulation. University, however, shall acknowledge Sponsor's support of the investigations under this Agreement in scientific or academic publications and other scientific or academic communications, subject to Sponsor's prior approval. In any such statements, the parties shall describe the scope and nature of their participation accurately and appropriately.

                       6. PUBLICATION AND ACADEMIC RIGHTS

         6.1 University and Principal Investigator have the right to publish or otherwise publicly disclose information gained in the course of this Agreement. In order to avoid loss of patent rights as a result of premature public disclosure of information concerning a patentable invention, University will submit any and all materials to Sponsor for review and comment at least sixty
(60) days prior to planned submission for publication. Sponsor shall notify University within thirty (30) days of receipt of such materials whether it desires University to file patent applications on any inventions contained in the materials; and, if requested by Sponsor to do so, University will proceed to file a patent application in due course, and in any event within sixty (60) days of the date of such request. [*#*] For a period ending on the day which is sixty
(60) days after the date that Sponsor provides notice to University that it desires University to file such patent application, neither University nor Principal Investigator shall disclose any such information. Subject to the foregoing, University shall have the final authority to determine the scope and content of any publications.

         6.2 It is understood that the Principal Investigator may desire to discuss the research being performed under this Agreement with other University investigators. Principal Investigator may discuss the research only with those University investigators who have signed an agreement substantially in the form attached hereto as Attachment B, pursuant to which such University investigator agrees to protect Sponsor's confidential information, and discloses the names of any sponsors who could be entitled to or claim an interest in the results of the University investigator's research in the event such University investigator may be considered an inventor on any inventions or discoveries resulting from the Research Program. University shall ensure that Principal Investigator shall not, and Principal Investigator shall not, reveal to any party information which is Sponsor's Confidential Information under Article 7, nor shall the University or Principal Investigator involve any person in the performance of the research being performed pursuant to this Agreement, other than such persons as the Sponsor agrees, in writing, may be so involved. In the event any joint inventions result from discussions with University investigators permitted under this Section 6.2, University shall grant to Sponsor the rights outlined in
Article 8 of this Agreement, to the extent such grant is not in conflict with the other University investigator's obligations to another party as a result of the involvement of the other investigator(s). If there is a conflict between the rights outlined in Article 8 and the University investigator's obligations to another party, University shall use commercially reasonable good faith efforts to apportion the rights to any such joint invention between the Sponsor and the University investigator's third party sponsors in a reasonable and equitable manner.


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


                           7. CONFIDENTIAL INFORMATION

         7.1 Subject to the terms of this Article 7, University and Sponsor each agree, for the Term and 3 years thereafter, that all information in the Research Plan and all information contained in documents marked "confidential" and forwarded to one by the other ("Confidential Information"): (i) are to be received in strict confidence, (ii) are to be used only for the purposes of this performance of the Research Program, and (iii) are not to be disclosed by the recipient party, its agents or employees without the prior written consent of the other party, except to the extent that the recipient party can establish by competent written proof that the Confidential Information:

             a.   was in the public domain at the time of disclosure;

             b. later became part of the public domain through no act or omission of the recipient party, it's employees, agents, successors or assigns;

             c. was lawfully disclosed to the recipient party by a third party having the right to disclose it;

             d. was already known by the recipient party at the time of disclosure;

             e.   was independently developed by the recipient; or

             f.   is required by law or regulation to be disclosed.

         7.2 Each party may disclose the other's Confidential Information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or conducting pre-clinical or clinical trials, provided that if a party is required by law or regulation to make any such disclosure of the other party's Confidential Information it will, except where impracticable for necessary disclosures, for example in the event of medical emergency, give reasonable advance written notice to the other party of such disclosure requirement to allow such party to assert whatever exclusions or exemptions may be available to it under such law or regulation. Sponsor may disclose the terms and conditions of this Agreement to its potential or current investors or non-sublicensee corporate partners, or to any other entity that may potentially acquire rights or licenses from Sponsor.

         7.3 Each party's obligation of confidence under this Article 7 shall be fulfilled by using at least the same degree of care with the other party's Confidential Information as it uses to protect its own Confidential Information.

                  8. PATENTS, COPYRIGHTS, AND TECHNOLOGY RIGHTS

         8.1 University represents and warrants that all inventions and discoveries, and all related Intellectual Property Rights (as defined below) shall be assigned to and owned by the Board. Such inventions, discoveries and Intellectual Property Rights are and shall be licensed to Sponsor pursuant to the terms set forth in the License Agreement.


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


         8.2 As used in this Section 8, the term:

         "Intellectual Property Rights" means, collectively, all trade-mark, tradename, industrial design, copyright or other industrial, intellectual or proprietary rights resulting from activities conducted by University personnel (including without limitation the Principal Investigator) pursuant to the Research Program, including without limitation all Patent Rights and Know-How; provided, however, that subject to Section 6.2, it shall not include any intellectual or proprietary rights which are owned by or contractually obligated to a third party;

         "Know-How" means, collectively, all trade secrets, research, development and manufacturing data, inventions technical, engineering and scientific information, methods, processes, procedures, techniques, discoveries, protocols, formulas, designs, drawings, specifications and know-how or other information resulting from activities conducted by University personnel (including without limitation the Principal Investigator) pursuant to the Research Program, whether or not patentable, copyrightable or otherwise protected by law or commercially useful or reducible to writing or practice; and

         "Patent Rights" has the meaning ascribed thereto in the License Agreement.

         8.3 Prosecution, maintenance and enforcement of any and all Patent Rights and any other Intellectual Property Rights shall be governed by the terms of the License Agreement.

                                  9. LIABILITY

         9.1 Sponsor agrees to indemnify and hold harmless System, University, their Regents, officers, agents and employees (collectively, the "Indemnitees") from any liability, loss or damage (collectively, "Losses") they may suffer as a result of claims, demands, costs or judgments against them arising out of the activities to be carried out pursuant to the terms of this Agreement, including but not limited to the use by Sponsor of the results obtained from the activities performed by University under this Agreement; provided, however, Sponsor shall not be obligated to indemnify or hold harmless the Indemnitees for any Losses they or any of them may suffer, where such Losses were the result of:

             a. the failure of System, University or Principal Investigator to comply with any applicable FDA or other governmental law, regulation or requirement;

             b. the negligence or willful malfeasance of Principal Investigator, University, System or any Regent, officer, agent or employee of University or System; or

             c. the infringement of the intellectual property or other property rights of any third party by Principal Investigator, University, or any officer, agent or employee of University or System.

         9.2 Both parties agree that upon receipt of a notice of claim or action arising out of the activities to be carried out pursuant to the project described in Attachment A, the party receiving such notice will notify the other party promptly. Sponsor agrees, at its own expense, to provide attorneys to defend against any actions brought or filed against University, System, their


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Regents, officers, agents and/or employees with respect to the subject of the indemnity contained herein, whether such claims or actions are rightfully brought or filed; and subject to the statutory duty of The Texas Attorney General, University agrees to cooperate with Sponsor in the defense of such claim or action.

                           10. INDEPENDENT CONTRACTOR

         For the purposes of this Agreement and all services to be provided hereunder, the parties shall be, and shall be deemed to be, independent contractors and not agents or employees of the other party. Neither party shall have authority to make any statements, representations or commitments of any kind, or to take any action which shall be binding on the other party, except as may be expressly provided for herein or authorized in writing.

                            11. TERM AND TERMINATION

         11.1 This Agreement shall commence on the Effective Date and extend until the end of the Term as defined in Section 2.2, unless sooner terminated in accordance with the provisions of this Section 11.

         11.2 This Agreement may be terminated by the written agreement of both parties. In addition, Sponsor shall have the right, at its sole discretion, to terminate its funding of the Research Program and this Agreement: (a) upon 30 days notice if University cannot find a successor to [*#*] reasonably acceptable to Sponsor pursuant to Section 2.1 [*#*], or (b) upon 90 days written notice (a "Termination Notice") to University asserting that for reasons stated, Sponsor deems that unsatisfactory progress by the Principal Investigator is being made on the Research Program, provided that any Termination Notice under Section 11.2(b) may only be given after the end of the third calendar quarter of the first year of the Term. Upon receipt of a Termination Notice pursuant to Section 11.2(b), University shall have the right during such 90 day notice period to correct the conditions stated in the Termination Notice which Sponsor deems to constitute such unsatisfactory progress. In the event University corrects such conditions during such 90 day period, the Agreement shall not terminate. In the event University is unable to correct such conditions during the 90 day period, the Agreement shall terminate at the conclusion of the 90 day notice period.

         11.3 This Agreement will earlier terminate:

                  (1) automatically if any payment or report obligation of Sponsor under this Agreement is received by University more than 60 days after Sponsor receives written notice that such payment(s) are in arrears, unless, before the end of the 60 day period, Sponsor has cured the breach or default and so notifies University, stating the manner of the cure; or

                  (2) upon 90 days written notice if Sponsor materially breaches or defaults on any other obligation under this Agreement, unless, before- the end of the 90 day period, Sponsor has cured the breach or default and so notifies University, stating the manner of the cure.


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         11.4 Termination or cancellation of this Agreement shall not affect the rights and obligations of the parties accrued prior to termination, or Sponsor's rights under the License Agreement (except as provided in Article 8 of the License Agreement). In accordance with Section 8.5 of the License Agreement, upon termination (other than a termination of this Agreement as a result of the expiration of the Term or any renewal term thereof), Sponsor may, at its sole discretion, elect to [*#*] which case the License Agreement shall continue as provided in Section 8.5 of the License Agreement.

         11.5 The obligations of the parties which are contained in Sections 4, 6, 7, 8 and 9 shall survive termination of this Agreement. If for any reason this Agreement survives the termination of the License Agreement, the parties shall meet and discuss in good faith the terms under which Sponsor may obtain rights in the inventions, discoveries and related Intellectual Property Rights developed under the Research Program during the Term, which terms shall be no less favorable to Sponsor than those provided in the License Agreement.

                                 12. ATTACHMENTS

         Attachment A is incorporated and made a part of this Agreement for all purposes.

                                   13. GENERAL

         13.1 This Agreement may not be assigned by Sponsor without the prior written consent of University, such approval not to be unreasonably withheld. However, this agreement shall survive merger or acquisition of Sponsor and shall be subject to written approval by University, such approval not to be unreasonably withheld. A written decision regarding Sponsor's request for University's consent to such assignment will be provided to Sponsor within 5 days of receipt by University of written notice from Sponsor of the proposed assignment.

         13.2 This Agreement, along with the License Agreement, constitute the entire and only agreements between the parties relating to the Research Program, and all prior negotiations, representations, agreements and understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties.

         13.3 In the event of a conflict between the License Agreement and this Agreement, the terms of the License Agreement shall control.

         13.4 Any notice required or permitted by this Agreement shall be given by prepaid, first class, certified mail, return receipt requested, or by facsimile, addressed in the case of University to:


                                  Page 8 of 18


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


                           The University of Texas System
                           201 West 7th Street
                           Austin, TX  78701
                           Attention:  Office of General Counsel
                           FAX:  (512) 499-4523
                           PHONE:  (512) 499-4462

                           The University of Texas Southwestern
                           Medical Center at Dallas
                           5323 Harry Hines Blvd.
                           Dallas, TX  75235-9062
                           ATTN:  Gerald Mussey
                                      Director, Contracts Management
                           FAX:  (214) 648-8805
                           PHONE:  (214) 648-8748

or in the case of Sponsor to:

                           Myogen, Inc.
                           7577 W. 103rd Ave., Suite 212
                           Westminister, CO  80021-5426
                           ATTN:  J. William Freytag
                           FAX:  (303) 410-6667
                           PHONE:  (303) 410-6666

or at such other addresses as may be given from time to time in accordance with the terms of this notice provision.

         13.5 This Agreement shall be governed by, construed, and enforced in accordance with the internal laws of the State of Texas.

         13.6 Each party shall comply with all applicable federal, state and local laws, regulations, and ordinances in connection with its activities pursuant to this Agreement.

         13.7 Failure of either party to enforce a right under this Agreement shall not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

         13.8 If any part of this Agreement is for any reason found to be unenforceable, all other parts nevertheless remain enforceable.

         13.9 This Agreement may be executed in counterparts, including by facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

THE UNIVERSITY OF TEXAS                       MYOGEN, INC.
SOUTHWESTERN MEDICAL CENTER
AT DALLAS



         /s/ P H Fitzgerald                         /s/ J. William Freytag
-------------------------------------         ----------------------------------
Name:    Peter H. Fitzgerald                  Name: J. William Fretyag
Title:   Executive Vice President             Title: CEO and President
         for Business Affairs


Date     DEC 22 1999                          Date     12-1-99
    ---------------------------------             ------------------------------

As Principal Investigator in this Agreement, I attest that I have read this Agreement in its entirety, that I consent to the terms herein, and that I shall use my best efforts to uphold my individual obligations and responsibilities hereunder.



-------------------------------------
[*#*]

Date     [*#*]
    ---------------------------------


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                                    EXHIBIT C



                          MATERIALS TRANSFER AGREEMENT




                                          [*#*] CONFIDENTIAL TREATMENT REQUESTED

                          MATERIALS TRANSFER AGREEMENT


The University of Texas Southwestern Medical Center at Dallas agrees to provide _________________________ with certain materials and know-how for the purposes stated herein under the following conditions:

         1. The parties to this Agreement are: _________________________, hereinafter referred to as "RECIPIENT", and The University of Texas Southwestern Medical Center at Dallas, hereinafter referred to as "UT SOUTHWESTERN." The research (as hereinafter defined) will be conducted by RECIPIENT under the supervision of _________________________, hereinafter "SCIENTIST".

         2. The Material that is covered by this Agreement includes: (a) ______________________________, which was developed by _________________________
of UT SOUTHWESTERN, and (b) any related biological material or associated know-how and data that will be provided by UT SOUTHWESTERN or received by SCIENTIST from UT SOUTHWESTERN, hereinafter "Material." The Material is considered proprietary to UT SOUTHWESTERN. UT SOUTHWESTERN shall be free, in its sole discretion, to distribute the Material to others and to use it for its own purposes.

         3. The Material shall be used by RECIPIENT in research to study ______________________________, hereinafter "Research."

         4. [*#*]

         5. [*#*]

         6. RECIPIENT agrees that nothing herein shall be deemed to grant to RECIPIENT or SCIENTIST any rights under any UT SOUTHWESTERN patents or any rights to use the Material for any products or processes for profit-making or commercial purposes. The Material will not be used in research that is subject to consulting or licensing obligations of RECIPIENT or SCIENTIST to another individual, institution or business entity unless prior written permission is obtained from UT SOUTHWESTERN.

         7. RECIPIENT shall have no rights in the Material other than as provided in this Agreement. At the request of UT SOUTHWESTERN, RECIPIENT will return all unused Material.

         8. RECIPIENT will inform UT SOUTHWESTERN, in confidence, of results of Research related to the Material by personal written communication or by providing UT SOUTHWESTERN with a draft manuscript describing such results. If RECIPIENT's SCIENTIST desires to publish such Research results in a noncommercial scientific publication, RECIPIENT will provide UT SOUTHWESTERN with a copy of any manuscript or abstract disclosing such Research results prior to submission thereof to a publisher or to any third party, and in any case, not less than forty-five (45) days prior to any public disclosure, for the purpose of protecting the Material and any proprietary and intellectual property of UT


                                  Page 2 of 18


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


SOUTHWESTERN that might be disclosed by such publication. In any such publication, RECIPIENT agrees to acknowledge UT SOUTHWESTERN scientists, as academically and scientifically appropriate, based on provision of the Material or other direct contribution to the Research. UT SOUTHWESTERN agrees that it will acknowledge SCIENTIST'S publications, as academically and scientifically appropriate, in its publications, which may refer to the results of SCIENTIST'S Research.

         9. The Material is experimental in nature and it is provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. UT SOUTHWESTERN MAKES NO REPRESENTATION OR WARRANTY THAT THE USE OF THE MATERIAL WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

         10. In no event shall UT SOUTHWESTERN be liable for any use by SCIENTIST or RECIPIENT of the Material or any loss, claim, damage or liability, of whatsoever kind of nature, which may arise from or in connection with this Agreement or the use, handling or storage of the Material. Except where limited by Federal law, or by the constitution and laws of the state governing the recipient, RECIPIENT agrees to hold harmless The University of Texas System (hereinafter referred to as System), UT SOUTHWESTERN, their Regents, officers, agents and employees, from any liability, loss or damage they may suffer as a result of claims, demands, costs or judgments against them arising out of the activities to be carried out pursuant to this Agreement and the use by RECIPIENT of the results obtained from Research.

         11. SCIENTIST and RECIPIENT will use the Material in compliance with all laws, governmental regulations and guidelines applicable to the Material, [*#*] and when the Material is used in the United States, SCIENTIST will comply with current NIH guidelines.

         12. This Agreement is not assignable, whether by operation of law or otherwise, without the prior written consent of UT SOUTHWESTERN. This Agreement represents the entire agreement of the parties with respect to the Materials, and supersedes all prior understandings and agreements between the parties with respect thereto.



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         13. This agreement shall be governed by and interpreted in accordance with the laws of the State of Texas, notwithstanding conflicts of laws provisions.



THE UNIVERSITY OF TEXAS
         SOUTHWESTERN MEDICAL CENTER
                  AT DALLAS
5323 Harry Hines Boulevard
Dallas, Texas 75390


                                           Name:
                                           Title:


Date:                                      Date:
     -----------------------------------        --------------------------------



                                               READ AND UNDERSTOOD:


                                               ---------------------------------
                                               SCIENTIST



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


           AMENDMENT NO. 1 TO PATENT AND TECHNOLOGY LICENSE AGREEMENT

This Amendment No. 1 to Patent and Technology License Agreement (AMENDMENT) is made and entered into as of July 7 , 2000 by and between Myogen, Inc. (LICENSEE) and the Board of Regents (BOARD) of the University of Texas System (SYSTEM).

                                    RECITALS

A. LICENSEE and BOARD entered into a Patent and Technology License Agreement effective as of December 1, 1999 (LICENSE AGREEMENT).

B. LICENSEE and BOARD wish to amend the terms of the LICENSE AGREEMENT to revise and add definitions and to change the option terms for related technologies, as set forth below.

NOW, THEREFORE, it is hereby agreed as follows:

1. Article II of the LICENSE AGREEMENT shall be deleted in its entirety and replaced with:

                                 II. DEFINITIONS

         As used in this AGREEMENT, the following terms shall have the meanings indicated:

         2.1 AFFILIATE means (i) any corporation or other entity owning directly, or indirectly controlling, at least 50% of the stock normally entitled to vote for election of directors of LICENSEE, (ii) any corporation owned or directly controlled by LICENSEE through ownership of at least 50% of the stock normally entitled to vote for election of directors, or any other entity actually controlled by LICENSEE, or (iii) any corporate or other entity under common control with LICENSEE; provided, however, that in the circumstance where the country of incorporation of such owned or controlled corporation requires the maximum ownership by a foreign entity be less than 50%, the percentage of ownership required to make such an entity an affiliate, will be equal to the maximum percentage of ownership permitted by such country.

         2.2 ANTISENSE THERAPY means therapeutic use of oligonucleotides or modified oligonucleotides that bind in a sequence specific manner to DNA or mRNA

         2.3 IDENTIFIED PRODUCT means any product, or derivative thereof, SOLD, used, manufactured or distributed by LICENSEE, which product or derivative is not covered by PATENT RIGHTS but either (a) elicits a positive response in technologies covered by PATENT RIGHTS, or (b) which product or derivative was identified, selected, or found to be useful, in whole or in part, through the use of one or more technologies (including, but not limited to assays, methods, and/or reagents) covered by PATENT RIGHTS. For greater certainty, the parties acknowledge and agree that IDENTIFIED PRODUCTS are not LICENSED PRODUCTS.


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         2.4 GENE THERAPY means therapeutic use of a designated gene (including therapeutic use of a homolog or gene product thereof), which may be incorporated into vectors or other carriers, in a pharmaceutical composition that is administered by in vivo delivery (i.e. introduced inside the body) or by ex vivo delivery (i.e. introduced into cells or other complexes outside of the body which are subsequently introduced into the body). GENE THERAPY specifically excludes ANTISENSE THERAPY.

         2.5 INVENTOR means [*#*].

         2.6 LICENSED FIELD means (i) treatment, prevention, diagnosis and/or prognosis of cardiac hypertrophy and heart failure; and (ii) determination of predisposition to cardiac hypertrophy and heart failure.

         2.7 LICENSED PRODUCT means any compound, assay, method, reagent, technology, or product comprising LICENSED SUBJECT MATTER pursuant to this AGREEMENT.

         2.8 LICENSED SUBJECT MATTER means inventions and discoveries claimed in PATENT RIGHTS or covered by TECHNOLOGY RIGHTS within LICENSED FIELD.

         2.9 LICENSED TERRITORY means the world.

         2.10 NET SALES means the gross revenues received by LICENSEE, AFFILIATE, NON-SUBLICENSEE CORPORATE PARTNER, and/or any sublicensee from the SALE of LICENSED PRODUCT'S or IDENTIFIED PRODUCTS to end users, less the following items to the extent such items are incurred and included in the gross price charged: (i) trade, cash and quantity discounts or rebates actually allowed and taken, and other adjustments granted on account of price adjustments, billing errors, rejected goods, damaged goods and recall returns;
(ii) credits, rebates, fees, reimbursements or similar payments granted or given to wholesalers and other distributors, groups, organizations or institutions;
(iii) tax or government charge, duty or tariff (including any tax such as a value added or similar tax or government charge, other than an income tax) levied on the sale, transportation or delivery of a LICENSED PRODUCT or IDENTIFIED PRODUCT; (iv) payments or rebates paid in connection with sales of LICENSED PRODUCTS or IDENTIFIED PRODUCTS, to any governmental or regulatory authority in respect of any state or federal Medicare, Medicaid or similar programs; (v) any charges allowed or prepaid for freight insurance or other transportation costs billed to the final customer; and (vi) write-offs for bad debt specifically on the SALE of LICENSED PRODUCTS or IDENTIFIED PRODUCTS. If LICENSEE SELLS a LICENSED PRODUCT or IDENTIFIED PRODUCT to one of its sublicensees as an end user (other than in connection with the conduct of clinical trials or other developmental activities for LICENSED PRODUCTS or IDENTIFIED PRODUCTS), such SALE shall be included within NET SALES.

         2.11 NON-SUBLICENSEE CORPORATE PARTNER means any third party with which LICENSEE has entered into an agreement either to determine the feasibility of developing and commercializing LICENSED PRODUCTS or IDENTIFIED PRODUCTS with such third party, or to develop and/or commercialize LICENSED PRODUCTS or IDENTIFIED PRODUCTS with such third party, and where such third party is not a sublicensee under the


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terms of this agreement. A NON-SUBLICENSEE CORPORATE PARTNER shall not include any third party for which LICENSEE is performing assays or other screening services on a fee-for-service basis where such services are provided outside the context of a possible or existing collaborative relationship between LICENSEE and such third party to develop and commercialize LICENSED PRODUCTS or IDENTIFIED PRODUCTS.

         2.12 NON-SUBLICENSEE CORPORATE PARTNERSHIP REVENUES means any and all revenues received by LICENSEE from a NON-SUBLICENSEE CORPORATE PARTNER in consideration for the licenses granted to LICENSEE hereunder; provided, however that NON-SUBLICENSEE CORPORATE PARTNERSHIP REVENUES shall not include: (i) any sums received by LICENSEE from a NON-SUBLICENSEE CORPORATE PARTNER in consideration for the purchase of an equity interest in LICENSEE; (ii) any sums paid by a NON-SUBLICENSEE CORPORATE PARTNER to support research and development work performed by or for LICENSEE; (iii) any sums paid by a NON-SUBLICENSEE CORPORATE PARTNER in respect of the supply of LICENSED PRODUCT or IDENTIFIED PRODUCT by LICENSEE to a NON-SUBLICENSEE CORPORATE PARTNER; (iv) any sums paid by a NON-SUBLICENSEE CORPORATE PARTNER as a repayment for any loans, credit or credit line extended by LICENSEE to a NON-SUBLICENSEE CORPORATE PARTNER, or any sums paid by a NON-SUBLICENSEE CORPORATE PARTNER to LICENSEE in the form of a loan, as credit or pursuant to a credit line to LICENSEE; (v) royalties paid to LICENSEE by a NON-SUBLICENSEE CORPORATE PARTNER; and (vi) any sums paid by a NON-SUBLICENSEE CORPORATE PARTNER to LICENSEE in the form of a milestone payment during the development of LICENSED PRODUCTS.

         2.13 PATENT RIGHTS means BOARD'S rights in information or discoveries covered by a VALID CLAIM, as defined in Section 2.17, in patents and/or patent applications, whether domestic or foreign, and all divisions, continuations, continuations-in-part, reissues, reexaminations or extensions thereof, and any letters patent that issue thereon as (i) set forth in Exhibit A; or (ii) discovered, conceived and/or reduced to practice during the term of and directly resulting from the research performed under the SPONSORED RESEARCH AGREEMENT, and not for use within GENE THERAPY.

         2.14 SELL, SALE or SOLD means the transfer or disposition for value of a LICENSED PRODUCT or IDENTIFIED PRODUCT to a party other than LICENSEE or AFFILIATE.

         2.15 SPONSORED RESEARCH means research conducted by or under the direct supervision of INVENTOR pursuant to the SPONSORED RESEARCH AGREEMENT between BOARD and LICENSEE dated December 1, 1999, and attached hereto as Exhibit B.

         2.16 SUBLICENSE REVENUES means any and all revenues received by LICENSEE in consideration for the grant of a sublicense under the licenses granted to LICENSEE hereunder; provided, however that SUBLICENSE REVENUES shall not include: (i) any sums received by LICENSEE from sublicensee in consideration for the purchase of an equity interest in LICENSEE; (ii) any sums paid by a sublicensee to support research and development work performed by or for LICENSEE; (iii) any sums paid by a sublicensee in respect of the supply of


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LICENSED PRODUCT or IDENTIFIED PRODUCT by LICENSEE to a sublicensee; (iv) any sums paid by a sublicensee as a repayment for any loans, credit or credit line extended by LICENSEE to a sublicensee, or any sums paid by a sublicensee to LICENSEE in the form of a loan, as credit or pursuant to a credit line to LICENSEE; (v) royalties paid by a sublicensee; and (vi) any sums paid by a sublicensee to LICENSEE in the form of a milestone payment during the development of LICENSED PRODUCTS.

         2.17 TECHNOLOGY RIGHTS means BOARD'S rights in technical information, know-how, processes, procedures, compositions, devices, methods, formulas, protocols, techniques, software, designs, drawings or data created by INVENTOR at UT SOUTHWESTERN before or during the term of the SPONSORED RESEARCH AGREEMENT relating to LICENSED SUBJECT MATTER which are not covered by PATENT RIGHTS but which are necessary or useful for practicing the invention covered by PATENT RIGHTS and are not obligated to any other third party.

         2.18 VALID CLAIM means a claim or claims of (i) an issued, unexpired patent, whether domestic or foreign, so long as any such claim shall not have been held invalid or unenforceable in an unappealed or an unappealable decision, in a court of competent jurisdiction, or (ii) a pending patent application, whether domestic or foreign, so long as any such claim shall not have been pending for more than 5 years.

2. Section 4.5 shall be deleted in its entirety and replaced with:

         4.5 For a [*#*] commencing with the EFFECTIVE DATE, BOARD grants LICENSEE an exclusive option (OPTION) to negotiate an exclusive, royalty-bearing, worldwide license for inventions, discoveries and intellectual properties related to LICENSED SUBJECT MATTER that were developed by INVENTOR at UT SOUTHWESTERN and: (i) which result from research conducted under funding sources other than the SPONSORED RESEARCH AGREEMENT; and (ii) which are not otherwise obligated to any other third party; and (iii) which are not for use within GENE THERAPY. This exclusive right to negotiate a license will extend for 12 months (OPTION PERIOD) commencing with receipt by LICENSEE of a written description of the invention from UT SOUTHWESTERN. During the OPTION PERIOD, LICENSEE will pay all patent expenses incurred by UT SOUTHWESTERN for inventions, discoveries and intellectual properties included under the OPTION not to exceed [*#*]. LICENSEE may exercise its option at any time during the OPTION PERIOD by notifying BOARD and UT SOUTHWESTERN in writing of its intent to exercise this option. If LICENSEE exercises its OPTION, BOARD and UT SOUTHWESTERN agree to diligently negotiate with LICENSEE for an exclusive, royalty-bearing, worldwide license. Such license will provide for a license fee of [*#*], an annual license reissue fee of [*#*], royalty rate of [*#*] of net sales, and other reasonable and customary terms as the parties may agree upon. In the event that the parties are unable to successfully negotiate an exclusive license agreement within 90 days after LICENSEE exercises its OPTION, either party may supply the other with written notice of its intent to terminate license negotiations. If license negotiations are terminated, LICENSEE will, for an additional 3 month period retain the right to obtain an exclusive, worldwide, royalty-bearing license for such invention for the same consideration set forth in any new proposed license agreement that UT SOUTHWESTERN might negotiate with any other party, provided that the consideration to be provided as part of the new proposed license


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agreement between UT SOUTHWESTERN and such third party is less than the consideration offered by LICENSEE in its last proposal before termination of license negotiations. Upon UT SOUTHWESTERN'S written notification to LICENSEE of any such new proposal, LICENSEE shall have 10 days to notify UT SOUTHWESTERN of its election.

3. Section 5.1 shall be deleted in its entirety and replaced with:

         5.1 In consideration of rights granted by BOARD to LICENSEE under this AGREEMENT, LICENSEE agrees to pay the following:

                  (a) An initial license fee of [*#*] due and payable within 30 days of the EFFECTIVE DATE;

                  (b) An annual license fee of [*#*] due and payable within 30 days of each anniversary of the EFFECTIVE DATE beginning on the later of (i) the third anniversary of the EFFECTIVE DATE, or (ii) the first anniversary of the EFFECTIVE DATE occurring after the termination of the SPONSORED RESEARCH AGREEMENT;

                  (c) Milestone payments according to the schedule shown below are due within 30 days of the initiation of each milestone event in the development of any LICENSED PRODUCT or IDENTIFIED PRODUCT, regardless of whether the milestone event is performed by LICENSEE, AFFILIATE, NON-SUBLICENSEE CORPORATE PARTNER, or sublicensee. Once a milestone payment has been made for a particular milestone event shown below, no further payments shall be due upon any subsequent occurrence of such milestone event. The amounts of the milestone payments are as follows:

                  Initiation of Phase One clinical trials              [*#*]
                  Initiation of Phase Two clinical trials              [*#*]
                  Initiation of Phase Three clinical trials            [*#*]
                  Filing of an NDA for a LICENSED PRODUCT
                  or IDENTIFIED PRODUCT                                [*#*]

         For the purpose of this Section 5.1(b), "Initiation" shall mean receipt by the first patient of the first dose of a LICENSED PRODUCT or IDENTIFIED PRODUCT;

                  (d) A running earned royalty equal to [*#*] of NET SALES of any and all LICENSED PRODUCTS and/or IDENTIFIED PRODUCTS;

                  (e) In the event that any LICENSED PRODUCT or IDENTIFIED PRODUCT is covered by PATENT RIGHT'S which are determined to have been co-invented by [*#*] and INVENTOR, and such co-invention occurred as a direct result of sponsored research funding provided by LICENSEE to both UNTHSC and UT SOUTHWESTERN, then (i) the milestone payments due UNTHSC for that certain LICENSED PRODUCT or IDENTIFIED PRODUCT, will be creditable against milestone payments due BOARD as set forth in (c) above, up to a credit of [*#*] and (ii) the royalty payments due UNTHSC for that certain LICENSED PRODUCT or IDENTIFIED PRODUCT, will be creditable


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         against royalty payments due BOARD as set forth in (d) above, up to a credit of [*#*]. In no case will the amount creditable reduce any milestone or royalty payment due BOARD to less than [*#*] of the amount due as set forth in (c) and (d) above;

                  (f) [*#*] of any and all revenues from either SUBLICENSE REVENUES or NON-SUBLICENSEE CORPORATE PARTNERSHIP REVENUES, whichever applies; and

                  (g) If a third party pays to LICENSEE $1 million or more in consideration for the purchase of an equity interest in LICENSEE in connection with the execution of an agreement pursuant to which such third party obtains a sublicense under the PATENT RIGHTS, then LICENSEE agrees to pay to BOARD a one-time lump sum equal to [*#*]. LICENSEE shall pay any amount due to BOARD pursuant to this Section 5.1(e) within 30 days after the execution of documents effecting any such purchase of an equity interest in LICENSEE by such sublicensee.

4. Exhibit A shall be deleted in its entirety and replaced with:

                                    EXHIBIT A

                                      [*#*]

[*#*]

5. Except as expressly provided in this AMENDMENT, all other terms, conditions and provisions of the LICENSE AGREEMENT shall continue in full force and effect as provided therein.


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IN WITNESS WHEREOF, LICENSEE and BOARD have entered into this AMENDMENT effective as of the date first set forth above.

BOARD OF REGENTS OF THE                              MYOGEN, INC.
UNIVERSITY OF TEXAS SYSTEM

By /s/ P H Fitzgerald                              By   /s/ J. William Freytag
  ----------------------------------------------     ---------------------------
   Peter H. Fitzgerald, Ph.D.                           J. William Freytag
   Executive Vice President for Business Affairs        President and CEO
   UT Southwestern Medical Center at Dallas

Date:    7-19-00                                     Date   7-6-2000
     -------------------------------------------         -----------------------


Approved as to Form:

By /s/ BethLynn Maxwell
  ----------------------------------------------
   BethLynn Maxwell, Ph.D., J.D.
   Office of General Counsel
   UT System

Date     13 July 00
    --------------------------------------------


Approved as to Content:

By /s/ Dennis K. Stone
  ----------------------------------------------
   Dennis K. Stone, M.D.
   Vice President for Technology Development
   UT Southwestern Medical Center at Dallas

Date     17 July 2000
    --------------------------------------------


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

           AMENDMENT NO. 2 TO PATENT AND TECHNOLOGY LICENSE AGREEMENT


         This Amendment No. 2 to Patent and Technology License Agreement (SECOND AMENDMENT) is made and entered into as of December 20, 2001 by and between Myogen, Inc. (LICENSEE) and the Board of Regents (BOARD) of the University of Texas System (SYSTEM).

                                    RECITALS

A. LICENSEE and BOARD entered into a Patent and Technology License Agreement effective as of December 1, 1999, and amended as of July 7, 2000 (LICENSE AGREEMENT).

B. LICENSEE and BOARD wish to further amend the terms of the LICENSE AGREEMENT to revise and add definitions and extend LICENSEE's option, as set forth below.

NOW, THEREFORE, it is hereby agreed as follows:

1. Section 2.15 of the LICENSE AGREEMENT shall be revised to read in its entirety as follows:

         "2.15 SPONSORED RESEARCH means research conducted by or under the direct supervision of INVENTOR pursuant to the SPONSORED RESEARCH AGREEMENT.

2. Section 2.17 of the LICENSE AGREEMENT shall be revised to read in its entirety as follows:

         2.17 TECHNOLOGY RIGHTS means BOARD'S rights in technical information, know-how, processes, procedures, compositions, devices, methods, formulas, protocols, techniques, software, designs, drawings or data created by INVENTOR at UT SOUTHWESTERN relating to LICENSED SUBJECT MATTER which are not covered by PATENT RIGHTS but which are necessary for practicing the PATENT RIGHTS and (i) were created before the EFFECTIVE DATE; or (ii) are discovered, conceived and/or reduced to practice during the term of and directly resulting from the research performed under the SPONSORED RESEARCH AGREEMENT, and not for use within GENE THERAPY.

3. Article 2 of the LICENSE AGREEMENT shall be amended by the addition of the following Section 2.19:

         "2.19 SPONSORED RESEARCH AGREEMENT means that certain Sponsored Research Agreement entered into between LICENSEE and UT SOUTHWESTERN concurrent with this AGREEMENT and effective as of December 1, 1999 in the form attached hereto as Exhibit B, and as may be amended in writing by the parties from time to time."


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4. The first sentence of Section 4.5 of the LICENSE AGREEMENT shall be revised to read in its entirety as follows:

         "4.5 For the period commencing with the EFFECTIVE DATE and continuing through the expiration or termination, whichever is earlier, of the SPONSORED RESEARCH AGREEMENT, BOARD grants LICENSEE an exclusive option (OPTION) to negotiate an exclusive, royalty-bearing, worldwide license for inventions, discoveries and intellectual properties related to LICENSED SUBJECT MATTER that were developed by INVENTOR at UT SOUTHWESTERN and: (i) which result from research conducted under funding sources other than the SPONSORED RESEARCH AGREEMENT; and (ii) which are not otherwise obligated to any other third party; and (iii) which are not for use within GENE THERAPY.

5. Except as expressly provided in this SECOND AMENDMENT, all other terms, conditions and provisions of the LICENSE AGREEMENT shall continue in full force and effect as provided therein.

IN WITNESS WHEREOF, LICENSEE and BOARD have entered into this SECOND AMENDMENT effective as of the date first set forth above.

BOARD OF REGENTS OF THE                             MYOGEN, INC.
UNIVERSITY OF TEXAS SYSTEM


By  /s/ John A. Roan                                By  /s/ J. William Freytag
  ------------------------------------------------    --------------------------
    John A. Roan                                        J. William Freytag
    Executive Vice President for Business Affairs       President and CEO
    UT Southwestern Medical Center at Dallas

Date  2/15/02                                       Date     2-7-02
    ----------------------------------------------      ------------------------


Approved as to Content:


By  /s/ Dennis K. Stone
  -----------------------------------------------
    Dennis K. Stone, M.D.
    Vice President for Technology Development
    UT Southwestern Medical Center at Dallas



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